Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Files Quarterly Report

For the Third Quarter of Fiscal 2025

Highlights:

●	Commissioned first new mine-unit at Christensen Ranch In-Situ Recovery (“ISR”) Mine, with Header House 10-7 coming online as part of the phased ramp-up of Wyoming’s Powder River Basin operations.
●	Construction advancing at Burke Hollow in South Texas, with major equipment installed at the satellite ion exchange plant and disposal well development in progress.
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Sweetwater production hub development progressing, with a Technical Report Summary (“TRS”) to be issued at the end of fiscal 2025 for a new Hub-and-Spoke model anchored by the Sweetwater Plant in the Great Divide Basin, Wyoming.

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Roughrider Pre-Feasibility initiated, with metallurgical test work significantly advanced, bulk solvent extraction and yellowcake precipitation completed; and process initiated for a formal S-K 1300 Pre-Feasibility Study.

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Expanded the U.S. Operations and Technical Team, with the Wyoming and Texas workforce growing to more than 100 employees. Key personnel were added in operations, geology, metallurgy and supply chain management, deepening the production team’s bench strength.

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Quadrupling of U.S. nuclear capacity with transformational Executive Orders from the Trump Administration, that also include fast track permitting support for advanced and micro-reactors and reducing U.S. dependence on foreign sources of nuclear fuel as a matter of national security.

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Increasing demand for U.S. origin uranium, with a memorandum of understanding signed for Wyoming produced uranium concentrates to Radiant Industries, Inc., a microreactor company in preparation for testing at the Idaho National Laboratory.

Financial Highlights:

●	$271 million of cash, inventory and equities at market prices(1), and no debt on May 30, 2025.
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Inventory totals 1,356,000 pounds of U3O8 valued at $96.6 million at market prices(1). UEC's U.S. warehoused physical uranium program will be expanded by 300,000 pounds through purchase contracts in December 2025 at $37.05 per pound, providing a low-cost stream of physical uranium at a time of heightened geopolitical uncertainty.

Corpus Christi, TX, June 2, 2025 – Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) is pleased to report that it has filed its quarterly report on Form 10-Q for the quarter ended April 30, 2025, with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10-Q filing, which includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Amir Adnani, President and CEO, stated:

“With the U.S. now targeting a fourfold expansion of nuclear capacity and rebuilding its nuclear industrial base under Presidential Executive Orders, UEC’s production ramp-up is strategically aligned with the expected increase in uranium demand.

This quarter’s operational milestones—commissioning new ISR production in Wyoming and advancing construction in South Texas—underscore how ideally positioned UEC is to meet the call for secure, scalable and 100% domestic uranium supply.

Additionally, preparing our Roughrider project in Canada for pre-feasibility aims to add another layer of reliable uranium supply from a stable jurisdiction for longer term demand. The Administration has made clear that uranium mining, along with conversion and enrichment, are critical to national security. As America’s leading uranium company, we are ready to fuel this transformation with low-cost production platforms across the U.S. and Canada.”

Christensen Ranch and Irigaray ISR Operations, Wyoming

UEC achieved a significant operational milestone this quarter with the startup of Header House 10-7, marking the first new production area at Christensen Ranch as part of its phased restart. This new header house began delivering feed along with past-producing wellfields 7, 8, and 10 to the satellite ion exchange plant, resulting in a notable increase in uranium head grade from the operating wellfields. Construction of Header House 10-8 is nearly complete, with transformers, motor control centers, programmable logic controllers, and injection and recovery headers installed—only final trenching and tie-ins remain.

Key refurbishment work was completed at both the Christensen Ranch ion exchange plant and the Irigaray Central Processing Plant. At Christensen Ranch, eight ion exchange columns were taken offline for internal piping replacement and vessel recoating, while production continued in the expanded area. At Irigaray, the plant operated normally as refurbishment advanced in the yellowcake packaging area.

Field development advanced with active drilling in wellfield 11 (piloting, casing, underreaming), delineation drilling in wellfield 12, and extensions in wellfields 8 and 10. Consistent with UEC’s sustainability commitments and regulatory obligations, plugging and abandonment of wells in wellfield 2 was also initiated during the quarter.

As a result of the ramp-up, employment at Christensen Ranch increased to 63 personnel, supporting the Company’s growing operations in Wyoming’s Powder River Basin.

Burke Hollow ISR Project, South Texas

Construction at the Burke Hollow Project continued to progress on schedule, with key advances made across wellfield development and processing infrastructure.

In Production Area One (PA-1), drilling activity remained robust with 101 additional holes completed and 65 wells cased to expand the production footprint. Simultaneously, the installation of the high-density polyethylene (HDPE) trunkline between the satellite ion exchange plant and PA-1 began, marking another key step in preparing for flowline integration. At Production Area Two (PA-2), drilling commenced to define the footprint for future perimeter monitor wells, setting the stage for further phased expansion.

Construction of the satellite ion exchange plant also advanced meaningfully. Following completion of the main concrete slab in the second quarter of fiscal 2025, key uranium processing equipment was received, including a resin hauling trailer, motor control centers, and two filter presses. Four ion exchange columns were installed—all positioned and internally piped on the foundation. In parallel, a contract was awarded for the drilling of a deep disposal well, an important component for wastewater management during operational phases.

With these milestones achieved, UEC’s South Texas workforce has grown to 40 personnel, supporting the Company’s advancing development at Burke Hollow and broader hub-and-spoke platform in the region.

Sweetwater, Wyoming(2)

UEC expects to issue a TRS with an estimate of mineral resources of the Great Divide Basin Hub-and-Spoke by the end of fiscal 2025. In this report, the Sweetwater Plant will be designated as the “Hub,” supported by a series of satellite projects or “Spokes.”

The Spokes will include:

●	Red Desert: REB, ENQ, and Sweetwater deposits
●	Green Mountain: Round Park, Phase 2, Whiskey Peak, and Desert View Resource Zones
●	Additional nearby properties: JAB, Clarkson Hill, and Red Rim

In parallel with the TRS work, UEC has initiated efforts to amend the conventional mining permits at the Sweetwater Uranium Project. These amendments will incorporate:

●	ISR mining methods
●	ISR-mineable resources
●	A new ion exchange and elution circuit at the Sweetwater Plant

These activities are advancing UEC’s development plans for a scalable hub-and-spoke ISR production platform in Wyoming’s Great Divide Basin.

Roughrider Project, Saskatchewan

In preparation for a proposed pre-feasibility study, UEC drilled metallurgical holes in 2024 across the West Zone, East Zone, and Far East Zone at the Roughrider Project. The drill cores were collected to confirm metallurgical testing aimed at advancing the project toward the next stage of technical development.

Metallurgical test work, initiated in January 2025, is being conducted by SGS Canada Inc. – Mineral Services at its laboratory in Lakefield, Ontario. Testing completed to date includes:

●	Bulk solvent extraction on pregnant leach solution to generate raffinate and pregnant strip liquor
●	Gypsum removal from the pregnant strip liquor
●	Yellowcake precipitation
●	Bulk tailings neutralization and effluent treatment
●	Liquid/solid separation of simulated tailings

In parallel, UEC has initiated a request for proposal to engage qualified firms for the preparation of the forthcoming pre-feasibility study and related TRS.

Notes:

1.	Market values for securities are based on closing prices as at May 30, 2025, and for uranium inventories are based on the spot price quoted on UxC CVD as of such date.

2.

On September 14, 2022, UEC filed an expanded S-K 1300 TRS for the Wyoming Hub-and-Spoke platform, covering properties throughout Wyoming. UEC is now dividing the Wyoming TRS into two Hub-and-Spoke reports – one for the Great Divide Basin Hub (Sweetwater Plant and properties) and the other for the Powder River Basin Hub (Irigaray Plant and properties). The Great Divide Basin Hub-and-Spoke TRS is expected to be issued at the end of fiscal 2025. The Powder River Basin Hub-and-Spoke TRS is expected to be issued shortly thereafter.

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted and ramp-up commenced at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming Powder River Basin hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. They include statements regarding the Company's expectations regarding its projects, including future work programs and studies, the impacts of recent Executive Orders, and expectations regarding future uranium demand. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.